                                                                 Exhibit 10.13.2

                              CONSULTING AGREEMENT


      This CONSULTING AGREEMENT ("Agreement"), made and entered into as of July 1, 1999, by and between NAC RE CORPORATION, a Delaware corporation (the "Company"), and RONALD L. BORNHUETTER ("Bornhuetter").

      WHEREAS, Bornhuetter has terminated his employment with the Company effective as of the date hereof; and

      WHEREAS, the Company wishes to continue to avail itself of the services of Bornhuetter as a Consultant to the Company, and Bornhuetter is willing to continue to perform services in that capacity on behalf of the Company;

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the Company and Bornhuetter (each individually, a "Party," and collectively, the "Parties") agree as follows:

      1. GENERAL.

      The Company engages Bornhuetter as a consultant for the period as set forth in Section 2 to provide the services as set forth in Section 3, subject to the other terms and conditions set forth in this Agreement.

      2. TERM OF SERVICE.

      The term of Bornhuetter's service under this Agreement shall commence as of July 1, 1999 (the "Effective Date") and shall terminate on the second anniversary of the Effective Date unless there is an earlier termination of Bornhuetter's service pursuant to Section 7 (the "Term of Service").

      3. SERVICES.

      During the Term of Service, it is the intention of the Parties that Bornhuetter serve as a consultant to the Company. As a consultant, Bornhuetter shall perform such consulting duties and render such advice, including, but not by way of limitation, duties and advice relating to integration of the Company with XL Capital Ltd. ("XL") following the Company's merger with a subsidiary of XL and international reinsurance matters, as the Chief Executive Officer (the "CEO") of XL may reasonably specify. The CEO may request Bornhuetter to render such services for up to 20 days per calendar quarter, subject to Bornhuetter's reasonable convenience and his other business commitments. Bornhuetter shall serve as a member of the Board of Directors of XL, if appointed thereto, and of such other boards as may be mutually agreed upon by the Parties. Bornhuetter's services shall be rendered in New York, Connecticut and such other locations as may be mutually agreed upon by the Parties.

      4. FEES.

      During the Term of Service, Bornhuetter shall receive a base annual fee of $250,000 (the "Base Annual Fee") payable in 12 monthly installments of $20,833.33 each at the end of each month, together with any applicable directors' fees.

      5. BUSINESS EXPENSES.

      (a) DOCUMENTED EXPENSES. Bornhuetter shall be entitled to receive prompt and full reimbursement for all reasonable business expenses (other than office and secretarial expenses) incurred by him in rendering services to the Company under this Agreement, provided that Bornhuetter shall provide documentation of such expenses in accordance with the usual practices of the Company. Such reimbursement shall include up to $10,000 per year for expenses related to Bornhuetter's actuarial society activities.

      (b) OFFICE ALLOWANCE. In addition, the Company shall pay Bornhuetter an allowance of $10,000 per year for office and secretarial expenses.

      6. INDEPENDENT CONTRACTOR STATUS.

      As a Consultant, Bornhuetter's status shall be that of independent contractor. Bornhuetter acknowledges that the Company will not withhold any federal, state or local taxes from the fees to be paid hereunder.

      7. TERMINATION OF SERVICE.

      (a) TERMINATION BY THE COMPANY OTHER THAN DUE TO DEATH, DISABILITY OR FOR CAUSE. In the event the Company terminates Bornhuetter's service for any reason other than death, as provided in Section 7(b), Disability, as provided in
Section 7(c), or Cause, as provided in Section 7(d), the Company shall pay to Bornhuetter the monthly sum of $20,833.33 until June 30, 2001.

      (b) TERMINATION DUE TO DEATH. In the event Bornhuetter's service is terminated due to his death, the Company shall pay to his designated beneficiary or other legal representative the monthly installment of the Base Annual Fee for the month in which Bornhuetter's death occurs, as well as any unreimbursed business expenses. The Company shall have no further obligation to pay advisory fees under this Agreement.

      (c) TERMINATION DUE TO DISABILITY. In the event Bornhuetter's service is terminated due to his Disability, the Company shall pay Bornhuetter the monthly installment of the Base Annual Fee for the month in which termination occurs, as well as any unreimbursed business expenses. The Company shall have no further obligation to pay advisory fees under this Agreement. For this purpose, "Disability" shall mean any physical or mental disability which renders Bornhuetter incapable of carrying out his duties or responsibilities under this Agreement, provided that Bornhuetter shall not be considered to have suffered such disability unless he shall have been unable to carry out such duties or responsibilities for a period of at least 180 consecutive days. A determination of Disability will be subject to the certification of a qualified medical doctor appointed by the Company and reasonably acceptable to Bornhuetter.

      (d) TERMINATION VOLUNTARILY OR FOR CAUSE. In the event Bornhuetter terminates his service under this Agreement voluntarily or Bornhuetter's service is terminated by the Company for Cause, the Company shall pay Bornhuetter the monthly installment of the Base Annual Fee for the month in which termination occurs, prorated to the date of termination, as well as any unreimbursed business expenses and the office expense allowance described in Section 5(b), pro rated to the date of termination. The Company shall have no further obligation to pay advisory fees under this Agreement. Termination for Cause shall mean a termination of Bornhuetter's service following his commission of a felony, a termination because Bornhuetter, in carrying out his duties hereunder, has engaged in willful gross misconduct resulting in material harm to the Company, or a termination because Bornhuetter has breached Section 8 or Section 9 of this Agreement. A voluntary termination shall be deemed to include (i) the failure or refusal by Bornhuetter to accept an appointment to the Board of Directors of XL or any affiliate of XL or the Company and (ii) Bornhuetter's resignation from the Board of Directors of XL or from the Board of Directors of the Company or any affiliate of XL or the Company without the consent of the Board of Directors of XL.

      8. NON-COMPETITION AND NON-SOLICITATION.

      (a) NON-COMPETE. Bornhuetter shall not engage in competition with the Company so long as he is serving as a director of XL, the Company or any affiliate of XL or the Company. Bornhuetter may resign as director at any time, in which case the provisions of Section 7(d) shall apply. Exception will be made for his providing actuarial services and for any opportunities for which he received written consent from the Company. "Competition" shall mean engaging in any activity for a Competitor, whether as an employee, consultant, officer or director, or shareholder (except as a less than one percent shareholder of a publicly traded company) or otherwise. A "Competitor" shall mean any corporation or other entity which competes with the Company's business, as determined on the Effective Date. Bornhuetter's actuarial activities shall not be considered a violation of this Section 8.

      (b) NON-SOLICIT. During the Term of Service, Bornhuetter shall not induce any employees of the Company, XL or any of their affiliates to terminate their employment, nor shall Bornhuetter solicit or encourage any customers or any corporation or other entity in a joint venture relationship with the Company, XL or any of their affiliates, to terminate their or its relationship with the Company, XL or any of their affiliates or to violate any agreement with any of them.

      (c) TERMINATION OF NON-COMPETE/NON-SOLICIT. The provisions of Sections 8(a) and 8(b) shall terminate upon the earlier to occur of (i) 24 months from the Effective Date or (ii) Bornhuetter's resignation from the Board of Directors of XL, the Company, or any affiliate of XL or the Company.

      9. CONFIDENTIAL INFORMATION AND TRADE SECRETS.

      Bornhuetter hereby acknowledges that he has had and in the future may have access to and become acquainted with various trade secrets and proprietary information of the Company, XL and their affiliates not available to competitors of the Company, XL and their affiliates including, without limitation, information relating to their products, product development, trade secrets, customers, suppliers, finances, management, operations and business plans and strategies. Bornhuetter covenants that he will not, directly or indirectly, disclose or use such information except as is necessary and appropriate in connection with the rendering by him of services to the Company under this Agreement or except as may be required by a court of law, a governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with jurisdiction to order him to divulge, disclose or make accessible such information; provided, however, that Bornhuetter agrees that, before making such disclosure, he shall promptly notify the Company and shall cooperate with the Company in seeking a protective order and/or other appropriate restrictions on disclosure. All management studies, business or strategic plans and budgets of or relating to the Company, XL and their affiliates and all notebooks and other printed, typed or written materials, documents and data containing the information described in this Section 9 that were furnished to Bornhuetter during his employment with the Company or are furnished to Bornhuetter in his capacity as a consultant shall, as between Bornhuetter and the Company, be the sole and exclusive property of the Company and all of such materials shall be returned to the Company promptly following the termination of Bornhuetter's service under this Agreement.

      10. COOPERATION IN LITIGATION.

      Bornhuetter shall cooperate and generally make himself available, subject to the provisions of Section 3, to give testimony and assistance in connection with any litigation, arbitration proceeding, government hearing or investigation involving the Company, XL or any of their affiliates. The Company shall reimburse Bornhuetter, or advance to him all reasonable expenses incurred in connection with his testimony, cooperation or assistance under this Section 10. Such expenses shall include reasonable out-of-pocket travel expenses and reasonable fees and disbursements for independent counsel for Bornhuetter, if Bornhuetter reasonably determines, based on an opinion of counsel furnished to the Company prior to incurring such fees and expenses, which opinion is reasonably satisfactory to the Company, that the litigation, arbitration proceeding, government hearing or investigation is of a nature which requires that he have independent representation. Such expenses shall be reimbursed or advanced promptly after Bornhuetter's submission to the Company of statements in such reasonable detail as the Company may require.

      11. ARBITRATION; EQUITABLE RELIEF.

      Any disputes arising under or in connection with this Agreement shall be resolved by binding arbitration, to be held in New York, in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Each Party shall bear his or its own costs of the arbitration or litigation, including, without limitation, his or its attorneys' fees. Nothing herein shall prevent the Company from seeking equitable relief in court in connection with any breach or proposed breach by the Executive of the provisions of Sections 8 and 9. For the purpose of any such equitable relief, the Executive hereby submits to the exclusive jurisdiction of the courts of the state of New York and the federal courts of the United States of America located in such state and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for such equitable relief, that he is not subject thereto. Executive agrees that service of process in such action, suit or proceeding shall be deemed in every respect effective service of process upon him if given in the manner set forth in Section 13 or if effected by any legally permitted method of service.

      12. ASSIGNMENT.

      This Agreement shall be binding on and inure to the benefit of the Parties hereto and their respective heirs, personal representatives, successors and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned pursuant to a merger or consolidation in which the Company is not the surviving entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. None of Bornhuetter's rights or obligations under this Agreement may be assigned or transferred by him other than his rights to compensation and benefits, which may be transferred only by will or operation of law or pursuant to Section 19 below.

      13. NOTICE.

      Any written notice required to be given by one Party to the other Party hereunder shall be deemed effected if delivered by messenger or overnight courier or mailed by registered mail, return receipt requested:

To the Company at:         One Greenwich Plaza
                           Greenwich, CT  06836-2568
                           Attention:  General Counsel

To Bornhuetter at:         29 Old Stone Bridge Road
                           Cos Cob, CT  06807

or such other address as may be stated in notice given as hereinbefore provided.

      14. GOVERNING LAW.

      The validity, interpretation and performance of this Agreement shall be governed by the laws of the State of New York, without regard to the principles of conflicts of law.

      15. SEVERABILITY.

      If any one or more of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

      16. SURVIVORSHIP.

      Wherever appropriate to the intention of the Parties, the respective rights and obligations of the Parties shall survive any termination or expiration of the Term of Service.

      17. AMENDMENT/WAIVER.

      No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by Bornhuetter and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by Bornhuetter or an authorized officer of the Company, as the case may be.

      18. HEADINGS.

      The headings of the sections and subsections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

      19. BENEFICIARIES.

      Bornhuetter shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Bornhuetter's death by giving the Company written notice thereof. In the event of Bornhuetter's death or a judicial determination of his incompetence, reference in this Agreement to Bornhuetter shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and Bornhuetter has hereunto set his hand as of the day and year first above written.

                                     NAC RE CORPORATION



                                     By:
                                         ---------------------------------------


                                     -------------------------------------------
                                                 Ronald L. Bornhuetter